Exhibit 99.2

Corporate Presentation Nasdaq: CMPX April 27, 2026

DISCLAIMER

This presentation has been prepared by Compass Therapeutics, Inc. ("we," "us," "our," or the "Company"). Statements contained herein are made as of the date of this presentation unless stated otherwise, and this presentation shall not under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof.

This presentation contains forward-looking statements. Statements in this presentation that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Compass's financial position to continue advancing its product candidates, expectations about cash runway, business and development plans, and statements regarding Compass's product candidates, including their preclinical and clinical development, therapeutic potential and tolerability profile, estimates of the commercial opportunity and market sizeand clinical trial milestones such as the expected trial design, timing of enrollment, patient dosing and data readouts, regulatory plans with respect to Compass's product candidates and the therapeutic potential thereof. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, Compass's ability to raise the additional funding it will need to continue to pursue its business and product development plans, the inherent uncertainties associated with developing product candidates and operating as a development stage company, Compass's ability to identify additional product candidates for development, Compass's ability to develop, initiate and complete clinical trials for, obtain approvals for and commercialize any of its product candidates, competition in the industry in which Compass operates and market conditions. These forward-looking statements are made as of the date of this presentation, and Compass assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Compass files with the U.S. Securities and Exchange Commission (SEC) available at www.sec.gov, including without limitation Compass's latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings with the SEC.

This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions, and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

This presentation concerns drugs that are under clinical investigation, and which have not yet been approved for marketing by the U.S. Food and Drug Administration (FDA). It is currently limited by Federal law to investigational use, and no representation is made as to its safety or effectiveness for the purposes for which it is being investigated.

COMPASS THERAPEUTICS

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Primary endpoint (previously reported) : significant improvement in ORR 17.1% vs. 5.3% BICR - assessed ORR (p=0.031) Key secondary endpoint : highly significant improvement in PFS 4.7 vs. 2.6 months median BICR - assessed PFS (HR=0.44, p<0.0001) Key secondary endpoint : OS analyses confounded by crossover and were not met 54% of control patients crossed over; 85% of patients in the study received tovecimig Subset analysis : crossover patients from the control arm had significantly improved OS than non - crossover patients 12.8 vs. 6.1 months median OS (HR=0.54, p=0.04) Safety profile : generally consistent with prior studies and well tolerated Next steps : meet with FDA in advance of a planned BLA submission COMPANION - 002: Executive Summary 3

Paclitaxel 80 mg/m 2 Days 1, 8 and 15 of every 28 - day cycle Tovecimig 10mg/kg Days 1 and 15 Paclitaxel 80 mg/m 2 Days 1, 8 and 15 of every 28 - day cycle COMPANION - 002: Phase 2/3 U.S. BTC Study Registrational - intent study in patients who have received one prior line of therapy 4 Crossover permitted following progression : 31 (54%) of the control pts crossed over 142 (85%) of pts received tovecimig in the study Study Treatment – 28 Day Cycles Follow Up Tovecimig + Paclitaxel n=111 Paclitaxel n= 57 Disease p rogression per RECIST v 1.1, as confirmed by Independent Central Radiology Disease p rogression per RECIST 1.1, as confirmed by Independent Central Radiology Follow - up approx. every 3 months 2:1 Randomization Primary Endpoint: ORR Key Secondary Endpoints: PFS, OS, DoR

Paclitaxel n=57 Tovecimig + Paclitaxel n=111 63.0 65.0 Median (years) Age 24 (42.1) 53 (47.7) Male Sex 33 (57.9) 58 (52.3) Female 10 (17.5) 17 (15.3) Asian Race 40 (70.2) 84 (75.7) White 6 (10.5) 4 (3.6) African American 1 (1.8) 6 (5.4) Unknown/Other 30 (52.6) 62 (55.9) Intrahepatic Primary Location 27 (47.4) 49 (44.1) Other (extrahepatic, gallbladder, ampullary) 27 (47.4) 53 (47.7) 0 ECOG 30 (52.6) 58 (52.3) 1 5 (8.8) 12 (10.8) Locally advanced Disease Status 52 (91.2) 99 (89.2) Metastatic COMPANION - 002: Baseline Demographics Baseline characteristics were well balanced 5

COMPANION-002: Significant Improvement in Primary Endpoint of ORR

COMPANION-002 Study (BTC)		Tovecimig + Paclitaxel	Paclitaxel
	Intent-to-Treat Population	n=111	n=57
	Overall Response Rate (CR+PR)	**19 (17.1%)**	3 (5.3%)
	Two-Sided p-value	**p=0.031**	
Best Overall Response RECIST v1.1 by blinded independent central review (BICR)	Complete Response (CR)	**1 (0.9%)**	0 (0.0%)
	Partial Response (PR)	**18 (16.2%)**	3 (5.3%)
	Stable Disease (SD)	49 (44.1%)	19 (33.3%)
	Non-CR / Non-PD*	9 (8.1%)	2 (3.5%)
	Progressive Disease (PD)	**18 (16.2%)**	24 (42.1%)
	Not Evaluable (NE)**	16 (14.4%)	9 (15.8%)

*Non-CR / Non-PD: patients enrolled based on local radiology scan results, but displayed no clearly definable target lesions as determined by independent central radiology.

** Not Evaluable: patients who did not receive a Week-8 scan; these patients are not evaluable for response only, but will be evaluable for PFS/OS analyses.

Safety Data: The safety profile of tovecimig in this study to date has been consistent with prior studies.

Safety Monitoring: An independent Data Safety Monitoring Committee reviewed safety data at four separate (pre-specified) meetings and recommended continuation of the study with no modification after each meeting.

COMPASS THERAPEUTICS

Data cutoff from COMPANION-002 as of March 2025.

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COMPANION - 002: Tovecimig Significantly Improves PFS (BICR) ITT Analysis: HR=0.44, p<0.0001, 4.7 vs. 2.6 months median PFS 7 Tovecimig + paclitaxel Paclitaxel alone Censored Tovecimig + paclitaxel Paclitaxel alone Data cutoff from COMPANION - 002 as of April 2026.

COMPANION - 002: OS Analysis Confounded by Crossover Tovecimig + paclitaxel Paclitaxel alone Tovecimig + paclitaxel Control arm Censored 8 Data cutoff from COMPANION - 002 as of April 2026. ITT analysis: HR=1.05, p=0.78, 8.9 vs. 9.4 months median OS Control arm includes 31 patients (54%) who crossed over and received tovecimig plus paclitaxel and 26 patients (46%) who received paclitaxel alone

9 Phase 2/3 COMPANION - 002: Efficacy Results Hazard Ratio Two - Sided p - value Paclitaxel (n=57) Tovecimig + Paclitaxel (n=111) Endpoint Primary Endpoint – p=0.031 3 (5.3%) 19 (17.1%) Overall Response Rate Key Secondary Endpoints (months) 0.44 p<0.0001 2.6 4.7 Progression Free Survival 1.13 p=0.65 9.4 8.9 Overall Survival (RPSFT – crossover adjusted)* 1.05 p=0.78 9.4 8.9 Overall Survival (intent - to - treat) *Although this was a prespecified analysis, statistical assumptions for the RPSFT were not met. Data cutoff from COMPANION - 002 as of April 2026.

PFS2: Tovecimig Significantly Improves PFS Post - Crossover 10 Prespecified secondary analysis (n=31): HR=0.36, p=0.0016, 3.5 vs. 1.9 months median PFS Data cutoff from COMPANION - 002 as of April 2026.

Tovecimig Significantly Improved OS in Crossover Patients 11 Post hoc subset analysis (n=31 vs. n=26): HR=0.54, p=0.04, 12.8 vs. 6.1 months median OS Data cutoff from COMPANION - 002 as of April 2026.

Crossover Patients Progressed Faster on Paclitaxel Monotherapy 12 Post hoc subset analysis (n=31 vs. n=26): 1.9 vs. 3.6 months median PFS, p=0.007 Data cutoff from COMPANION - 002 as of April 2026.

Safety: Treatment Emergent Adverse Events ≥ 20%

Safety profile generally consistent with previously reported data

n (%)	Tovecimig + Paclitaxel n=108				Paclitaxel n=53			
	Overall	Related	≥ Grade 3	Related ≥ Grade 3	Overall	Related	≥ Grade 3	Related ≥ Grade 3
Fatigue	72 (67)	66 (61)	16 (15)	12 (11)	24 (45)	23 (43)	3 (6)	2 (4)
Hypertension	75 (69)	65 (60)	56 (52)	48 (44)	10 (19)	2 (4)	3 (6)	1 (2)
Neutropenia	59 (55)	58 (54)	40 (37)	39 (36)	20 (38)	20 (38)	14 (26)	14 (26)
Diarrhea	51 (47)	38 (35)	6 (6)	6 (6)	15 (28)	11 (21)	1 (2)	1 (2)
Anemia	48 (44)	42 (39)	23 (21)	20 (19)	17 (32)	11 (21)	5 (9)	3 (6)
Alopecia	32 (30)	31 (29)	-	-	28 (53)	25 (47)	-	-
Nausea	43 (40)	36 (33)	2 (2)	-	17 (32)	13 (25)	-	-
Decreased appetite	44 (41)	32 (30)	2 (2)	1 (1)	11 (21)	7 (13)	-	-
Vomiting	36 (33)	30 (28)	1 (1)	1 (1)	13 (25)	12 (23)	1 (2)	1 (2)
Abdominal pain	35 (32)	6 (6)	9 (8)	2 (2)	13 (25)	2 (4)	4 (8)	-
Dyspnea	32 (30)	8 (7)	5 (5)	-	13 (25)	2 (4)	-	-
Peripheral edema	35 (32)	20 (19)	-	-	7 (13)	3 (6)	-	-
Peripheral Neuropathy	29 (27)	28 (26)	2 (2)	2 (2)	13 (25)	11 (21)	1 (2)	1 (2)
Proteinuria	37 (34)	30 (28)	3 (3)	2 (2)	5 (9)	-	-	-
Thrombocytopenia	33 (31)	30 (28)	7 (7)	7 (7)	6 (11)	3 (6)	-	-
Constipation	30 (28)	17 (16)	-	-	8 (15)	3 (6)	-	-
Epistaxis	32 (30)	23 (21)	-	-	4 (8)	2 (4)	-	-
Headache	25 (23)	10 (9)	-	-	7 (13)	4 (8)	-	-
Arthralgia	25 (23)	18 (17)	-	-	6 (11)	3 (6)	-	-

COMPASS THERAPEUTICS

Data cutoff from COMPANION-002 as of April 2026.

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COMPANION-002: Study Summary and Next Steps

	Endpoint / Analysis	Results
ORR	Primary	• **Significant improvement**: 17.1% vs 5.3% BICR-assessed ORR (p=0.031)
PFS	Key Secondary	• **Significant improvement**: 4.7 vs 2.6 months median PFS (HR=0.44, p<0.0001)
OS	Key Secondary	• **OS was not met**: 8.9 vs 9.4 months median OS (HR=1.05, p=0.78) • Analyses confounded by crossover (54% crossover rate; 85% of all patients received tovecimig)
Crossover Arm PFS1 / PFS2	Prespecified Secondary	• **Significant improvement**: 3.5 vs 1.9 months median PFS (HR=0.36, p=0.0016) (post-crossover PFS2 with tovecimig vs initial PFS1 on paclitaxel alone)
Crossover Arm OS	Post Hoc Subset	• **Significant improvement**: 12.8 vs 6.1 months median OS (HR=0.54, p=0.04) (post-crossover patients vs patients who did not cross over)
Safety / Tolerability	AEs	• **Generally consistent with prior studies**; no new safety signals

Longer OS despite faster initial progression on paclitaxel for these patients

Next Steps:
Meet with FDA to discuss these data in advance of a BLA submission

COMPASS THERAPEUTICS

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Tovecimig : Potential to Become Standard of Care in 2L BTC 15 1. PMID: 34303267 ORR N Program Analysis 17.1% (p=0.031) 111 Combo Tovecimig + Paclitaxel ITT 5.3% 57 Control 31 Crossover Patients Initially Randomized to Paclitaxel Subset 26 Paclitaxel Median Progression Free Survival Months 0 2 4 6 8 10 12 14 * Historical d ata presented. Tovecimig is investigational, and no head - to - head studies have been conducted . Tovecimig COMPANION - 002 Study in 2L* 8.9 m 4.7 m 2.6 m 9.4 m 4.0% 59 FOLFIRI Choi - 2021 1 2L 5.9% 59 FOLFOX 2 .1 m 2.8 m 6. 2 m Other Second Line* 5.7 m 12.8 m 1.9 m  3.5m  5.4m (total) 3.6 m 6.1 m Median Overall Survival Median PFS2 (post - crossover progression) OS analysis includes crossover patients

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